UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Alliance Bancorp, Inc. of Pennsylvania

(Exact Name of Registrant as Specified in its Charter)

United States	(To be requested)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

541 Lawrence Road
Broomall, Pennsylvania	19008
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-136853
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.   Description of Registrant’s Securities to be Registered

See “Description of Alliance Bancorp Capital Stock” in the Prospectus included in the Alliance Bancorp, Inc. of Pennsylvania Registration Statement on Form S-1, as amended (File No. 333-136853) which is hereby incorporated by reference.

Item 2.   Exhibits

No.	Description

2.1	Agreement and Plan of Reorganization*

2.2	Plan of Additional Stock Issuance*

3.1	Federal Stock Charter of Alliance Bancorp, Inc. of Pennsylvania*

3.2	Bylaws of Alliance Bancorp, Inc. of Pennsylvania*

4.0	Form of Stock Certificate of Alliance Bancorp, Inc. of Pennsylvania*

*                    Previously filed with the Securities and Exchange Commission as exhibits to the Alliance Bancorp, Inc. of Pennsylvania Registration Statement on Form S-1, as amended (File No. 333-136853).  Such exhibits are incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA
(in organization)

Date: December 6, 2006	By:	/s/ Dennis D. Cirucci
Dennis D. Cirucci
President and Chief Executive Officer

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